As filed with the Securities and Exchange Commission on January 5, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KINTERA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	74-2947183
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

9605 Scranton Road, Suite 200

San Diego, California 92121

858-795-3000

(Address of principal executive offices, including zip code and telephone number)

Amended and Restated 2003 Equity Incentive Plan

2003 Employee Stock Purchase Plan

(Full title of the Plans)

Harry E. Gruber, M.D.

President and Chief Executive Officer

Kintera, Inc.

9605 Scranton Road, Suite 200

San Diego, California 92121

858-795-3000

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Scott M. Stanton

Morrison & Foerster LLP

12531 High Bluff Drive

San Diego, California 92130

858-720-5100

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)		Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price	Amount of registration fee
Amended and Restated 2003 Equity Incentive Plan Common Stock, $.001 par value	950,000	(2)	$1.22	$1,159,000	$124.01
2003 Employee Stock Purchase Plan Common Stock, $.001 par value	900,000	(4)	$1.22	$1,098,000	$117.49

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the outstanding number of shares of Common Stock.

(2)	Represents 950,000 additional shares of Common Stock authorized to be issued under the Registrant’s Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”). Shares available for issuance under the 2003 Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on February 5, 2004 (Registration No. 333-112532).

(3)	This estimate is made pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options and common stock is based on the average of the high and low sale prices as reported on the Nasdaq Global Market on January 4, 2007.

(4)	Represents 900,000 additional shares of Common Stock available for future issuance under the Registrant’s 2003 Employee Stock Purchase Plan (the “ESPP”). Shares available for issuance under the ESPP were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on February 5, 2004 (Registration No. 333-112532).

INTRODUCTORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registration statements on Form S-8 filed by the Registrant on February 5, 2004 and October 11, 2005 with respect to Registrant’s 2003 Equity Incentive Plan (Registration Nos. 333-112532 and 333-128927, respectively), and the registration statement on Form S-8 filed by the Registrant on February 5, 2004 with respect to Registrant’s 2003 Employee Stock Purchase Plan (Registration No. 333-112532).

Item 8.	Exhibits.

Exhibit Numbers	Exhibit Description
5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 5, 2007.

KINTERA, INC.

By:	/s/ Harry E. Gruber
Harry E. Gruber, M.D.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Harry E. Gruber and Richard Davidson his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 5, 2007.

Signature	Title

/s/ Harry E. Gruber Harry E. Gruber, M.D.	Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Richard Davidson Richard Davidson	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Dennis N. Berman Dennis N. Berman	Executive Vice President, Corporate Development and Vice Chairman of the Board of Directors

/s/ Allen B. Gruber Allen B. Gruber	Executive Vice President, Chief Product Officer and Director

/s/ Hector Garcia-Molina Hector Garcia-Molina, Ph.D.	Director

/s/ Alfred R. Berkeley III Alfred R. Berkeley III	Director

Deborah D. Rieman, PhD	Director

/s/ Robert J. Korzeniewski Robert J. Korzeniewski	Director

/s/ Philip Heasley Philip Heasley	Director

EXHIBIT INDEX

Exhibit Numbers	Exhibit Description
5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this Registration Statement)